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Exhibit 99.1

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Stanley T. Crooke, the Chief Executive Officer of Isis Pharmaceuticals, Inc., (the "Company"), and B. Lynne Parshall, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

  1.
  The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and the results of operations of the Company for the period covered by the Periodic Report.

Dated: November 14, 2002

/s/ STANLEY T. CROOKE Stanley T. Crooke, M.D., Ph.D. Chief Executive Officer	/s/ B. LYNNE PARSHALL B. Lynne Parshall, Esq. Chief Financial Officer

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  Exhibit 99.1
CERTIFICATION